CONSENT AND SUBORDINATION
                    OF PROPERTY MANAGEMENT AGREEMENT


            THIS CONSENT AND SUBORDINATION OF PROPERTY MANAGEMENT AGREEMENT (this "Agreement"), dated as of October 10, 1996, is executed by TISHMAN SPEYER PROPERTIES, L.P., a New York limited partnership ("Manager"), in connection with the Credit Agreement (the "Credit Agreement"), dated as of the date hereof, by and among 1290 Partners, L.P. (the "1290 Borrower") and 237 Park Partners, L.P. ((the "237 Park Borrower"; the 1290 Borrower and the 237 Park Borrower each, a "Borrower" and collectively, the "Borrowers"), The Chase Manhattan Bank, as agent (the "Agent") and the lenders (each, a "Lender" and collectively, the "Lenders") listed on the signature pages thereof, pursuant to which the Lenders have agreed to make a loan to the Borrowers in the principal amount of Four Hundred Twenty Million Dollars ($420,000,000) (the "Loan"). The Loan will be evidenced by certain promissory notes (the "Notes") of the Borrowers made to each of the Lenders in accordance with the terms of the Credit Agreement. The Notes will be secured in part by that certain Mortgage Modification, Restatement and Security Agreement, dated as of the date hereof (as same may hereafter be amended, modified or supplemented, the "Mortgage"), covering the (i) real property (the "1290 Property") commonly known as 1290 Avenue of the Americas, New York, New York, and (ii) real property (the "237 Park Property") commonly known as 237 Park Avenue, New York, New York (the 1290 Property and the 237 Park Property, each, a "Property" and collectively, the "Properties").

            1.    Definitions.  All capitalized terms not
defined herein shall have the meanings ascribed thereto in the Credit Agreement, or if not in the Credit Agree-ment, in the Mortgage.

            2. Manager's Representations. Manager war-rants and represents to the Agent, as of the date hereof, that the following are true and correct:

                  (a) That Manager has agreed to act as manager and leasing agent of the Properties, pursuant to a Management and Leasing Agreement, dated as of October 10, 1996 (the "1290 Management Agreement"), between the 1290 Borrower and Manager and a Management and Leasing

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Agreement, dated as of October 10, 1996 (the "237 Park Management Agreement"),
between the 237 Park Borrower and Manager (the 1290 Management Agreement and 237 Park Management Agreement collectively, the "Management Agreements");

                  (b) That the entire agreement between Manager and the Borrowers for the management and leasing of the Properties is evidenced by the Management Agreements.

                  (c) That the Management Agreements constitute the valid and binding agreement of Manager, enforceable in accordance with its terms, and Manager has full authority under all state or local laws and regulations, to perform all of its obligations under said Management Agreements, except such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, equity of redemption or other similar laws now or hereafter in effect relating to creditors' rights and to the equitable discretion of a court in enforcing the rights and remedies of creditors generally (regardless of whether enforcement is sought in equity or at law).

                  (d) To Manager's actual knowledge, that neither the Borrowers nor Manager is in default in the performance of any of its obligations under the Management Agreements.

                  (e) That Manager has received and re- viewed a copy of the Credit Agreement.

            3.    Manager's Agreements.  Manager hereby
consents to and agrees to each and every one of the following covenants and agreements for the benefit of the Agent and as a requirement of the Lenders to make the Loan to the Borrowers pursuant to the terms of the Credit
Agreement:

                  (a) No Termination of Management Agreements. Manager shall not terminate the Management Agreements without first obtaining the Agent's written consent; provided that the Agent shall cure any default by the Borrowers which is the basis for such termination (other than non-monetary defaults which are not susceptible to cure by a party other than the Borrowers) within thirty (30) days after written notice thereof has been

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given to the Agent by the Manager; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that the Agent shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the Agent in the exercise of due diligence to cure such default (but in no event longer than one hundred twenty (120) days). Manager further agrees that, notwithstanding the foregoing, nothing herein shall impose upon the Agent any obligation for payment or performance in favor of Manager.

                  (b) Subordination of Management Agreements to Lien of the Mortgage. Any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic's and materialman's liens under applicable law) owned, claimed or held, or to be owned, claimed or held, by Manager in and to the Properties, are and shall be, and are hereby made, in all respects subordinate and inferior to the liens and security interests created or to be created for the benefit of the Agent, its successors and assigns, and securing the repayment of the Notes and all other obligations of the Borrowers under the Credit Agreement and including, without limitation, those created under and by virtue of the Mortgage.

                  (c) The Agent's Right to Terminate. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or any of the other Loan Documents (each, an "Operative Event"), subject to Section 3(a) hereof, Manager shall, at the request of the Agent, its successors or assigns, continue performance, on behalf of the Agent, or its successors or assigns, of all of Manager's obligations under the terms of the Management Agreements to the extent that the Agent requests Manager to so continue to perform, provided that the Agent (or any Borrower) performs or causes to be performed the obligations of the Borrowers to Manager under the Management Agreements accruing or arising from and after, and with respect to the period commencing upon, the date of such request. Notwithstanding anything contained in the Management Agreements to the contrary, the Agent, or the Borrowers at the Agent's direction, shall have the right to terminate the Management Agreements
(i) upon, or at any time after, an Operative Event, provided

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that Lenders shall have appointed a receiver for the Properties, foreclosed upon the Properties, accepted a deed in lieu of foreclosure, or have otherwise elected to become a mortgagee in possession or taken control of the operation of the Properties, (ii) upon, or at any time after, a default by Manager under the Management Agreements beyond any applicable notice and cure period thereunder, and provided that such default shall cause a Material Adverse Effect (as defined in the Credit Agreement) or at any time for Manager's willful misconduct or fraud, by giving Manager five (5) days prior written notice of such termination, in which event Manager shall resign as manager of the Properties effective upon the expiration of such five (5) day period. Manager agrees not to look to the Agent for payment of any accrued but unpaid fees relating to the Properties accruing from and after the effective date of such termination.

                  (d) No Amendments to Management Agreements. Manager will not materially amend or modify any material term of or renew (other than pursuant to the terms thereof) the Management Agreements without the prior written consent of the Agent (which consent shall not be unreasonably withheld, delayed or conditioned) if such modification or renewal shall cause a Material Adverse Effect. In the event Manager fails to secure such approval, the Management Agreements shall, for the purposes of Manager's obligations to the Agent pursuant to this Agreement, including Manager's obligation aforesaid to continue performance thereunder for the Agent's benefit pursuant to the terms of this Agreement, be deemed not to have been modified by such amendment.

                  (e) Further Assurances. Manager further agrees, without cost to Manager, to (i) execute such affidavits and certificates as the Agent shall reasonably require to further evidence the agreements herein contained, (ii) on request from the Agent, furnish the Agent with copies of such information as the Borrowers are entitled to receive under the Management Agreements, and (iii) upon reasonable advance notice, cooperate with the Agent's representative in any inspection of all or any portion of the Properties.

                  (f) Assignment of Leases and Rents. Manager acknowledges that, in connection with the Loan, the Borrowers have executed and delivered to the Agent an Assignment of Leases and Rents, dated as of the date hereof, assigning to the Agent, among other things, all

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of the Borrowers' right, title and interest in and to all of the leases now or hereafter affecting the Properties. Manager hereby agrees that upon receipt of written notice from the Agent that an Event of Default has occurred under the Credit Agreement or the other Loan Documents, Manager shall, upon the Agent's request therefor, thenceforth, for as long as such Event of Default shall continue, deliver to the Agent (subject to the provisions of the Cash Collateral Agreement), for application in accordance with the terms and conditions of the Credit Agreement, the Mortgage and the Notes, all Property Income (as defined in the Credit Agreement) then being held by Manager or received from and after the date thereof.

                  (g) No Joint Venture. The Agent has no obligation to Manager with respect to the Loan and Manager shall not be a third party beneficiary with respect to any of the Agent's obligations to the Borrowers set forth in the Loan Documents. The relationship of the Agent to the Borrowers is one of a creditor to a debtor, and the Agent is not a joint venturer or partner of the Borrowers.

                  (h) The Agent Not Obligated Under Management Agreements. Manager further agrees that, except as herein set forth, nothing herein shall impose upon the Agent any obligation for payment or performance in favor of Manager. Subject to Section 3(a) hereof, in the event that the Agent notifies Manager in writing that the Agent has elected to assert the Borrowers' rights under the Management Agreements, the Agent shall pay to Manager the sums due Manager under the terms of the Management Agreements for the period commencing on the effective date of the Agent's notice to Manager and ending on the expiration date or earlier termination of the Management Agreements.

                  (i) The Agent's Reliance on Representations. Manager has executed this Agreement with full knowledge that the Lenders shall rely upon the representations, warranties and agreements herein contained when making advances to the Borrowers, and that but for this instrument and the representations, warranties and agreements herein contained, the Lenders would not take such actions.

                  (j) Governed by Loan Documents. Manager agrees that until such time as the Loan made pursuant to the Credit Agreement has been repaid in full, as between

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Manager and Agent the terms and provisions of this Agreement shall be superior to the terms and provisions of the Management Agreements with respect to the matters set forth herein, and to the extent there are any inconsistencies between the Management Agreements and this Agreement with respect to such terms and provisions, the terms, provisions and conditions in this Agreement shall govern in all respects.

            4. Borrowers Consent. The Borrowers have joined herein to evidence their consent to all the agree- ments of Manager contained in this Agreement.

            5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            6. Counterparts. This Agreement may be exe- cuted in several counterparts, each of which shall be an original and all of which shall collectively constitute but one and the same instrument.

            7. Assignment. The Agent shall have the right to transfer, sell and assign its interest in this Agreement to any Person acting as Agent for the Lenders or acquiring the Properties from the Lenders. All references to the "Agent" hereunder shall be deemed to include the successors and assigns of the Agent.

            8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and permitted assigns.

            9. Notices. Unless expressly provided other- wise in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in accordance with the terms of the Mortgage, and, in the case of notices to Manager, shall be addressed to Manager at: 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy to Borrow- ers at the address provided in the Credit Agreeement.


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            10. Governing Law. Section 9.8 of the Credit Agreement is
incorporated herein by reference, except that the term "Agreement" shall be construed to mean this Consent and Subordination of Property Management Agree-ment.

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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement the day and year first hereinabove written.


                                    MANAGER:

                              TISHMAN SPEYER PROPERTIES, L.P.


                              By: Tishman Speyer Properties, Inc.,
                                    General Partner


                                    By:____________________________
                                       Name:
                                       Title:


                                     AGENT:

                              THE CHASE MANHATTAN BANK


                              By:____________________________
                                 Name:
                                 Title:


                                   BORROWERS:

                              1290 PARTNERS, L.P.

                              By:   1290 GP Corp., General Partner


                                    By:____________________________
                                       Name:
                                       Title:

                              237 PARK PARTNERS, L.P.

                              By:   237 GP Corp., General Partner


                                    By:____________________________
                                       Name:
                                       Title:

0088151.06-01S7a